Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Cartesian Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	$(1)	$—		—	$—	N/A	N/A	N/A	N/A
	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	$(1)	—		—	—	N/A	N/A	N/A	N/A
	Debt	Debt Securities (3)	Rule 457(o)	(1)	$(1)	—		—	—	N/A	N/A	N/A	N/A
	Other	Warrants	Rule 457(o)	(1)	$(1)	—		—	—	N/A	N/A	N/A	N/A
	Other	Units	Rule 457(o)	(1)	$(1)	—		—	—	N/A	N/A	N/A	N/A
	Unallocated (Universal) Shelf	—	Rule 457(o)	$400,000,000	—	$400,000,000	(2)	0.0001531	$61,240	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$400,000,000			$61,240
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$61,240

(1)
An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $400,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $400,000,000.

(3)
If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $400,000,000, less the aggregate dollar amount of all securities previously issued hereunder.